AXION POWER INTERNATIONAL, INC.
3601 Clover Lane
New Castle, Pennsylvania 16105

AXION POWER REPORTS 2008 SECOND QUARTER,
SIX-MONTH RESULTS

Completed Final Two Tranches of Financing during Quarter Raising $14 Million

FOR IMMEDIATE RELEASE

NEW CASTLE, PA (August 7, 2008) . . . Axion Power International, Inc. (OTC Bulletin Board: AXPW), a leading developer of advanced lead-carbon “PbC”™ batteries, today reported results for its second quarter and first six months ended June 30, 2008. Sales during the 2008 second quarter were $176,080, as compared to $133,078 during last year’s second quarter. The Company reported a net loss for the second quarter of 2008 of $3.2 million, or $0.16 per share, as compared to a net loss of $3.4 million, or $0.21 per share, for the second quarter of 2007.

For the first six months of 2008, sales were $319,807, as compared to $297,591 for the prior year’s first six months. Net loss for the first six months of 2008 was $6.1 million, or $0.32 per share, as compared to a net loss of $10.0 million, or $0.61 per share, for the first six months of 2007. All revenues for the first and second quarters of 2008 came from specialty lead-acid batteries that the Company has been manufacturing in limited quantities at its modernized plant in New Castle, Pennsylvania.

Chief Executive Officer Thomas Granville said the Company continues to make significant progress in its efforts to commercialize its promising, proprietary PbC technology. He added that Axion’s PbC technology is very well suited for numerous applications, including energy storage, grid buffering and load leveling, military applications, and the burgeoning electric and hybrid automobile markets.

“We remain very excited not only by the progress we are making technologically, but by what we are seeing throughout the world,” Granville said. “We are developing precisely what the market is looking for—a significantly less expensive, more efficient, faster recharging and longer-lasting battery that is unlike anything else in the marketplace. Another very important factor, that makes our PbC battery unique, is the way it is easily integrated into existing lead acid battery lines. As a result, our proprietary product can be manufactured on any existing lead-acid battery production line anywhere in the world.”

Granville noted that at June 30, 2008, the Company’s cash stood at $12.6 million, and that its current ratio was 3.31:1. Shareholders’ equity stood at $11.5 million, and the Company had no long-term debt.

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AXION POWER REPORTS 2008 SECOND QUARTER, SIX-MONTH RESULTS
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Among the highlights of the second quarter were:
•
The completion of the third and final tranche of its $18 million financing agreement with The Quercus Trust, which retired previous debt and provides the funding necessary to move into commercialization.

•	Considerable progress toward increased production of its patented nanocarbon anode material.
•	Completion of 800 PbC batteries for an “online” utility grid contract funded by New York State Energy Research and Development Agency (NYSERDA).

Other highlights, subsequent to the end of the second quarter, included:
•	Testimony to the U.S. Senate Energy and Natural Resources Committee on the benefits of the Axion PbC technology provided by Axion’s Chief Technical Officer Dr. Ed Buiel.
•	The move of the trading of the Company’s stock back to the OTCBB.

About Axion Power International, Inc.
Axion has developed and patented a next generation energy storage device that won the prestigious 2006 Frost & Sullivan Technology Innovation Award for North America in the field of lead-acid batteries. According to Frost & Sullivan, Axion’s new PbC batteries have “the potential to revitalize the lead-acid battery industry by breathing new life into an established technology that was not well-suited to the requirements of important new applications like hybrid electric vehicles and renewable power.”

PbC™ batteries use sophisticated carbon electrode assemblies to replace the simple lead-based negative electrodes used by other lead-acid battery manufacturers. The resulting device offers energy storage approaching lead acid batteries, coupled with far longer cycle life and power output approaching super-capacitors. These low-cost devices recharge rapidly and are environmentally friendly because they use less lead. Axion has been producing prototype PbC batteries at its lead-acid battery plant in New Castle, Pennsylvania for more than a year using the same cases, positive electrodes, separators, electrolytes and manufacturing equipment that it uses in its other lead-acid battery products. The only notable manufacturing difference is the use of Axion’s proprietary carbon electrode assemblies instead of lead-based negative electrodes.

Axion believes its PbC technology devices are the only class of advanced battery that can be assembled on existing lead-acid battery production lines without significant changes to production equipment and fabrication processes. It also believes it will be able to manufacture carbon electrode assemblies in volume at low cost using standard production methods that are commonly used in other industries. When its electrode manufacturing methods are fully developed, Axion believes it will be able to sell carbon electrode assemblies as virtual plug and play replacements for the lead based negative electrodes used by all other lead acid battery manufacturers.

Axion’s goal is to become the leading supplier of carbon electrode assemblies for the lead-acid battery industry.

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AXION POWER REPORTS 2008 SECOND QUARTER, SIX-MONTH RESULTS
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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:
Certain statements in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These statements include, without limitation, statements concerning the effect of the staged investment by Quercus, the timing of the Company’s future SEC reporting, the Company’s belief that the funds from the completed investment would provide sufficient capital liquidity to complete its process development work, expand its manufacturing capabilities and bring its new PbC based battery products to market, the Company’s belief that its completed products will be the only class of advance battery of its kind and that it will be a viable replacement for older generation lead-acid batteries. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include the risk that the funding received does not prove sufficient for the Company to complete its development work, as well as the risks inherent in commercializing a new product (including technology risks, market risks, financial risks and implementation risks, and other risks and uncertainties affecting the Company), as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov. We disclaim any intention or obligation to revise any forward-looking statements, including, without limitation, financial estimates, whether as a result of new information, future events, or otherwise.

Contact:	Allen & Caron	Axion Power International Inc
	www.allencaron.com	www.axionpower.com
	Rudy Barrio (investors)	Kelly Gubish
	Brian Kennedy (media)	724 654 9300
	212 691 8087	kgubish@axionpower.com
r.barrio@allencaron.com
brian@allencaron.com

TABLES FOLLOW

AXION POWER REPORTS 2008 SECOND QUARTER, SIX-MONTH RESULTS
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AXION POWER INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(A Development Stage Company)
(Unaudited)

	Three Months Ended		Six Months Ended		Inception
	June 30,		June 30,		(9/18/2003) to
	2008	2007	2008	2007	June 30, 2008

Revenues	$176,080	$133,078	$391,807	$297,591	$1,201,095
Cost of goods sold	253,498	197,205	647,733	426,095	2,336,601
Gross loss	(77,418)	(64,127)	(255,926)	(128,504)	(1,135,506)

Expenses
Selling, general & administrative	1,466,031	857,362	3,179,196	1,736,824	16,348,388
Research & development	559,959	357,883	941,976	678,257	10,085,209
Impairment of assets	-	(7,108)	-	-	1,391,485
Interest expense - related party	758,197	56,786	1,177,870	56,786	2,192,357
Derivative revaluation	-	6,929	(2,844)	6,929	362,508
Mega C Trust Share Augmentation (Return)	-	-	-	-	400,000
Other, net	19,765	(23,975)	8,437	(46,518)	(468,491)
Net loss before income taxes	(2,881,370)	(1,312,004)	(5,560,561)	(2,560,782)	(31,446,962)

Income Taxes	-	-	-	-	83,469
Deficit accumulated during development stage	(2,881,370)	(1,312,004)	(5,560,561)	(2,560,782)	(31,446,962)

Less preferred stock dividends and beneficial conversion feature	(284,871)	(2,127,070)	(572,332)	(7,410,162)	(13,101,167)
Net loss applicable to common shareholders	$(3,166,241)	$(3,439,074)	$(6,132,893)	$(9,970,944)	$(44,631,598)

Basic and diluted net loss per share	$(0.16)	$(0.21)	$(0.32)	$(0.61)	$(3.07)

Weighted average common shares outstanding	20,290,404	16,247,299	18,990,487	16,247,299	14,551,111

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AXION POWER REPORTS 2008 SECOND QUARTER, SIX-MONTH RESULTS
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AXION POWER INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS
(A Development Stage Company)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$12,620,125	$671,244
Accounts receivable	150,298	133,646
Other receivables	72,718	341,801
Inventory	909,700	375,635
Prepaid expenses	87,661	82,102
Total current assets	13,840,502	1,604,428

Property & equipment, net	2,653,118	2,119,252
TOTAL ASSETS	$16,493,620	$3,723,680

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,941,698	$1,573,436
Other current liabilities	1,008,042	583,591
Notes payable to related parties	1,235,028	2,259,826
Liability to issue equity instrument	-	106,183
Total current liabilities	4,184,768	4,523,036

Deferred revenue	794,420	840,945
Total liabilities	4,979,188	5,363,981

Stockholders' Equity:
Convertible preferred stock-12,500,000 shares authorized
Senior preferred - 1,000,000 shares designated 137,500 issued and outstanding (137,500 in 2006)	1,584,671	1,515,376
Series A preferred - 2,000,000 shares designated 772,997 shares issued and outstanding (822,997 in 2007)	9,670,244	9,802,894
Common stock-50,000,000 shares authorized $0.0001 par value
25,873,850 issued & outstanding (16,248,298 in 2007)	2,587	1,625
Additional paid in capital	45,120,619	25,768,331
Deficit accumulated during development stage	(44,631,597)	(38,498,704)
Cumulative foreign currency translation adjustment	(232,092)	(229,823)

Total Stockholders' Equity	11,514,432	(1,640,301)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$16,493,620	$3,723,680

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